Exhibit 23.2


                              Norman T. Reynolds, Esq.
                        Law Offices of Norman T. Reynolds
                                 P.O. Box 131326
                            Houston, Texas 77219-1326
                                 (713) 503-9411



September 9, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Presidential Air Corporation - Form S-8

Gentlemen:

         I have acted as counsel to Presidential Air Corporation, a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 500,000 shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for Year 2002, as well as the registration of 3,500,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Stock Retainer Plan for the Year 2002. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                      Very truly yours,


                                                      /s/  Norman T. Reynolds
                                                      Norman T. Reynolds, Esq.